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                                                                   EXHIBIT 10.14

[[LOGO] HERE]

ENTERTAINMENT INDUSTRIES GROUP                       DATE: JULY 18, 1997
9777 WILSHIRE BOULEVARD, FOURTH FLOOR                      -------------
BEVERLY HILLS, CA 90212                     BORROWER: IWERKS ENTERTAINMENT INC.


SUBJECT: CREDIT TERMS AND CONDITIONS ("AGREEMENT")

Gentlepersons:

To induce you to make loans to the undersigned (herein called "Borrower"), and in consideration of any loan or loans you ("Bank"), in your sole discretion, may make to Borrower, Borrower warrants and agrees as follows:

A.  REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

    1. EXISTENCE AND RIGHTS. Borrower is a corporation duly organized and existing in good standing under the laws of the State of Delaware, without limit as to the duration of its existence and is authorized and in good standing to do business in the State of California; Borrower has powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the power and adequate authority to make and carry out this Agreement.

    2. AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, or Articles of Association, as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms.

    3. NO CONFLICT. The execution, delivery and performance of this Agreement are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

    4. LITIGATION. Borrower is aware of no litigation in excess of $50,000 or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority. Borrower also agrees to notify you in writing of any future litigation threatened against or affecting Borrower that is reasonably likely to result in damages or costs to Borrower in excess of $500,000.

    5. FINANCIAL CONDITION. The balance sheet of Borrower as of June 30, 1997, a copy of which has heretofore been delivered to you by Borrower, and all other statements and data submitted in writing by Borrower to you in connection with this request for credit are true and correct in all material respects, and said balance sheet fairly presents the financial condition of Borrower as of


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        the date thereof, and has been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date there have been no material adverse changes in the financial condition or business of Borrower. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

    6. TITLE TO ASSETS. Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by Section C.2 hereof.

    7. TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

    8. TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

    9. REGULATION U. The proceeds of this loan shall not be used to purchase or carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve system).

B. AFFIRMATIVE COVENANTS. Borrower agrees that so long as it is indebted to you, under borrowings, or other indebtedness, it will, unless you shall otherwise consent in writing:

    1. RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

    2. INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses and/or in the exercise of good business judgment.

    3. TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

        a. The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

        b. It shall have set aside on its books reserves (aggregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.



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    4.  FINANCIAL COVENANTS. (a) Borrower shall maintain tangible net worth
        (meaning the excess of all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense, all amounts due from affiliates, officers, directors, stockholders and affiliated entities, and other similar intangible items, over its liabilities excluding subordinated debt) of not less than $29,000,000; (b) maintain debt to tangible net worth ratio, defined as total liabilities excluding subordinated debt, divided by tangible net worth (as defined above) of not more than 1.0 to 1.0; (c) maintain a quick ratio (defined as the sum of cash & cash equivalents, marketable securities and accounts receivable to current liabilities) of not less than 1.0 to 1.0; and (d) maintain a fixed charge ratio (meaning the ratio for the proceeding four quarters whose numerator is the sum of (i) net income of the Borrower and its subsidiaries after deducting, without duplication, all operating expenses, provisions for all taxes and reserves, and all other proper deductions, (ii) interest expense, and (iii) depreciation and amortization; and whose denominator is the sum of (a) interest expense and (b) the current portion of long term debt and capitalized leases) of not less than 1.25 to 1.0; all as computed quarterly, beginning March 31, 1997, and determined in accordance with generally accepted accounting principles on a consolidated basis, after elimination of inter company items, and as consistently maintained by Borrower.

    5. RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit your representatives to have access to, and to examine its properties, books and records at all reasonable times during normal business hours; and furnish you:

        a. As soon as available, and in any event within forty-five (45) days after the close of each quarter of each fiscal year of Borrower, including the fiscal year end of each fiscal year, a balance sheet, profit and loss statement and reconciliation of Borrower's capital accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower, subject, however, to year-end audit adjustments.

        b. As soon as available, and in any event within ninety (90) days after the close of each fiscal year of Borrower, a report of audit of Company as of the close of and for such fiscal year, all in reasonable detail, with the unqualified opinion of accountants satisfactory to you.

        c. As soon as available, and in any event within fifteen (15) days after the close of each month a liquidity report in form satisfactory to Bank listing cash, cash equivalents, and permitted investments in debt securities. Bank will waive this reporting requirement as long as a minimum of $10,000,000 of Borrower's aggregate cash, cash equivalents, and permitted investments in debt securities are invested through the Bank's Investment Department.

        d. Within forty-five (45) days after the end of each quarter and within ninety (90) days after the end of fiscal year of Borrower, a certificate of chief financial officer of Borrower, stating that Borrower has performed and observed each and every covenant contained in this Letter to be performed by it and that no event has occurred and no condition then exists which constitutes an event of default hereunder or would constitute such an event of default upon the lapse of time or upon the giving of notice and the lapse of time specified herein; or, if any such event has occurred or any such condition exists, specifying the nature thereof;

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        e.    Within forty-five days (45) days after the end of each fiscal quarter, a schedule of new and/or amended copyrights and patents filed and intellectual properties acquired or developed in form satisfactory to Bank.

        f. Such other information relating to the affairs of Borrower as you reasonably may request from time to time.

    6. NOTICE OF DEFAULT. Promptly notify Bank in writing of the occurrence of any event of default hereunder or which would be such an event upon notice and lapse of time.

C. NEGATIVE COVENANTS. Borrower agrees that so long as it is indebted to you, it will not, without your written consent, which will not be unreasonably withheld:

    1. TYPE OF BUSINESS; MANAGEMENT. Make any substantial change in the character of its business; or make any material change in its executive management.

    2. OUTSIDE INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness for borrowed moneys for any amount in excess of $200,000, other than loans from you except obligations now existing as shown in the financial statement dated June 30, 1997, and excluding those obligations being refinanced by your bank; or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due or to become due.

    3. LIENS AND ENCUMBRANCES. Create, incur, or assume any mortgage, pledge, encumbrance, lien or charge of any kind upon any asset now owned in excess of $200,000, other than liens for taxes not delinquent and liens in your favor except for those already existing as of June 30, 1997.

    4. LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances for any amount in excess of $200,000, other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government, with the exception of investments in commercial paper of a rating not lower than "P-2" or "A-2" as rated by Standard & Poor's and Moody's, respectively, and mutual funds deemed acceptable by Bank, or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

    5. ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Purchase or otherwise acquire the assets or business of any person or other entity for an amount in excess of $500,000; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

D. EVENTS OF DEFAULT. The occurrence of any of the following events of default (individually, an "Event of Default") shall, at your option, terminate your commitment to lend and make all sums of principal and

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Credit Terms and Conditions dated July 18, 1997
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interest then remaining unpaid on all Borrower's indebtedness to you immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

    1. FAILURE TO PAY NOTE. Failure to pay any installment of principal of or interest on any indebtedness of Borrower to you, ten (10) days after its due date.

    2. BREACH OF COVENANT. Failure of Borrower to perform any other term or condition of this letter binding upon Borrower, where such breach has a material financial consequence, that could reasonably result in a material adverse affect on the financial condition of the Borrower.

    3. BREACH OF WARRANTY. Any of Borrower's material representations or material warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect, that could reasonably result in a material adverse affect on the financial condition of Borrower.

    4. INSOLVENCY; RECEIVER OR TRUSTEE. Borrower shall become insolvent as defined by the Bankruptcy Code; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

    5. JUDGMENTS, ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period later than five days prior to the date of any proposed sale thereunder, for an amount in excess of $500,000, that could reasonably result in a material adverse affect on the financial condition of the Borrower.

    6. BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall be consented to.

    7. FINANCIAL COVENANTS. Failure to maintain minimum financial covenants as stated.

    8. CROSS DEFAULT. Any default occurs under any other agreement involving the borrowing of money, the extension of credit, or the lease of equipment under which Borrower may be obligated as borrower, guarantor, installment purchaser, or lessee if such default to the holder of the obligation concerned gives the right to accelerate the obligation.


E.  LOAN PROVISIONS.

    1. REVOLVING CREDIT FACILITY. The Bank agrees to lend to Borrower in the form of advances by way of a revolving credit facility (the "Facility") in the aggregate sum owing hereunder of up to $5,000,000 (the "Commitment") from time to time, and expiring October 30, 1998. The Facility may be utilized to issue standby letters of credit, at the request of Borrower, with final expirations of the letters of credit no later than April 30, 1999. At no time shall the aggregate of advances under the Facility plus any amount outstanding in the form of a standby letter of credit exceed the Commitment. Subject to the terms and conditions of this Agreement, Borrower may borrow, repay and reborrow amounts constituting the Commitment.

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Credit Terms and Conditions dated July 18, 1997
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    2.  INTEREST RATE. Interest on the Facility will be payable monthly in arrears at the Bank's Prime Rate, as publicly announced from time to time, plus one quarter percent (0.25%) per year of three hundred sixty
        (360) days or based on the LIBOR rate as set forth on the addendum to the Note evidencing the Facility.

    3. LOAN FEES. Borrower shall pay to Bank upon execution of this Agreement, a non-refundable loan fee equal to ten thousand dollars ($10,000).

    4. COLLATERAL. Bank shall have first priority perfected security interest in all assets (including copyrights and other intellectual properties) of Borrower as specified in a General Security Agreement perfected by a filed UCC-1 Financing Statement in the appropriate states' UCC Records Office and the U.S. Patent, Trademark and or Copyright Offices.

F.  MISCELLANEOUS PROVISIONS

    1. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Bank or any holder of Notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement or any note issued in connection with a loan that Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    2. ATTORNEY'S FEES. Borrower will pay promptly to Bank without demand after notice, with interest thereon from the date of expenditure at the rate applicable to the Loan, reasonable attorneys' fees and all costs and expenses paid or incurred by Bank in collecting or compromising the Loan after the occurrence of an event of default, whether or not suit is filed. If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court.

    3. ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

    4. INUREMENTS. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower.

    5. APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby agree to submit.

    6. OFFSET. In addition to and not in limitation of all rights of offset that Bank or other holder of the Loan may have under applicable law, Bank or other holder of the Notes shall, upon the occurrence of any Event of Default or any event which with the passage of time or notice would constitute such an Event of Default, have the right to appropriate and apply to the payment of the Loan any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Bank or other holder, within ten (10) days after the Event of Default, and notice of the occurrence of any Event of Default by Bank to Borrower.

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Credit Terms and Conditions dated July 18, 1997
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    7.    SEVERABILITY. Should any one or more provisions of the Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

    8. ACCOUNTING. All accounting terms shall have the meanings applied under generally accepted accounting principles unless otherwise specified.

    9. TIME IS OF THE ESSENCE. This agreement may be modified only by a writing signed by both parties hereto.


G.  REFERENCE PROVISIONS.

    1. Other than (i) non-judicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii)
the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Note ("Agreement"), which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et
                                                                          --
seq. of the California Code of Civil Procedure, or their successor section
---
("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the real property securing this Agreement, if any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP (S)170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP (S)644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any person whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending



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        appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

2. Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

3. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

4. In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, (S)1280 through (S)1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth herein above shall apply to any such arbitration proceeding."

IWERKS ENTERTAINMENT, INC., as Borrower


        Executive VP/
  By:   Chief Financial Officer  8/26/97      /s/ Bruce C. Hinckley
        --------------------------------      --------------------
        Title:             Date:


        VP/Controller            8/26/97      /s/ J.M. Dale
        --------------------------------      --------------------
        Title:             Date:


IMPERIAL BANK, as Bank


  By:   --------------------------------
        Title:             Date:



Iwerks Entertainment, Inc.
Credit Terms and Conditions dated July 18, 1997

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